CHIAT/DAY HOLDINGS, INC.

                          PLAN OF COMPLETE LIQUIDATION

1. Plan of Liquidation; Closing of Transfer Books.

     (a) After (i) the adoption of this Plan, (ii) the consummation of the asset sales contemplated in that certain Asset Purchase Agreement dated ______________, 1995 among the Corporation, Chiat/Day inc. Advertising, a Delaware corporation ("Advertising"), Omnicom Group Inc., a New York corporation ("Omnicom") and TBWA International Inc., a Delaware corporation ("TBWA") (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), and (iii) the occurrence of the Distribution Date, CHIAT/DAY HOLDINGS, INC., a Delaware corporation (the "Corporation"), after deposits are made into the Liquidating Trust (as defined below) and the escrows described in paragraph 3(a) below on behalf of the Stockholders, will distribute to its stockholders, in accordance with paragraph 4 hereof, its properties and assets of every description, which at that time will consist entirely of shares of common stock, par value $.50 per share, of Omnicom, received by the Corporation (exclusive of the Contributed Stock (as defined in the Purchase Agreement)) pursuant to the terms of the Purchase Agreement (the "Omnicom Shares"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     At such time, the Corporation will also cause Advertising to distribute to the Rightsholders (as defined


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herein), in accordance with paragraph 5 hereof, after deposits are made into the escrows described in paragraphs 3(b) and 3(c) below on behalf of the Rightsholders, the Omnicom Shares received by Advertising (inclusive of the Contributed Stock) pursuant to the Purchase Agreement; provided, that such distribution is conditional upon and in consideration of the funding of such escrows on behalf of the Rightsholders.

     (b) On the Closing Date under the Purchase Agreement (on or immediately following which date the Corporation shall file a Certificate of Dissolution in accordance with the laws of the State of Delaware), the Corporation shall close its transfer books and no transfers of Class A or Class B Common Stock of the Corporation shall thereafter be recorded on the transfer books of the Corporation. Such Closing Date shall be the record date for determining the Stockholders entitled to receive any distributions described herein in respect of the Common Stock of the Corporation.

2. Liquidating Trust.

     (a) Following the Closing under the Purchase Agreement, the Corporation shall cause to be created a liquidating trust (the "Liquidating Trust") for and on behalf of the Class A and Class B stockholders (collectively, the "Stockholders") of the Corporation, all pursuant to a Liquidating Trust Agreement (the "Liquidating Trust Agreement") substantially in the form attached hereto as Annex I. The trustees of the Liquidating Trust shall be Thomas Patty and David C. Wiener (collectively, the "Liquidating Trustee"). Upon adoption of this


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Plan by the Stockholders and the creation of the Liquidating Trust, the
Liquidating Trustee will be authorized (i) to receive on behalf of the Stockholders liquidating distributions (other than the distribution described in paragraph 4 hereof) from the Corporation, (ii) to act as the agent of the Stockholders in connection with the administration of the Omnicom Indemnification Escrow Agreement (and the provisions of the Purchase Agreement relating thereto) and the Liquidating Trust Escrow Agreement (each as defined below), (iii) to respond to the assertion of claims under, and/or to make claims under, such escrow agreements and (iv) to complete the winding up of the affairs of the Corporation and the payment of certain liabilities not assumed by the Purchaser under the Purchase Agreement from the assets of the Liquidating Trust.

     (b) On the Distribution Date (as defined in the Purchase Agreement), 5% of the Omnicom Shares paid to the Corporation pursuant to Section 2.1 of the Purchase Agreement (exclusive of the Contributed Stock) will be deposited into the Liquidating Trust on behalf of the Stockholders. Such Omnicom Shares (and any other Omnicom Shares received by the Liquidating Trustee from time to time) will be sold by the Liquidating Trustee (in accordance with the Liquidating Trust Agreement) and the net cash proceeds held in the Liquidating Trust on behalf of the Stockholders for the purpose of liquidating contingent or other liabilities against the Corporation which may arise in the future (other than the liabilities assumed by TBWA pursuant to the Purchase Agreement and to the extent required under Section


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281(b) of the Delaware General Corporation Law) and otherwise for application and distribution in accordance with the terms of the Liquidating Trust Agreement. Income earned on funds on deposit in the Liquidating Trust and dividends paid to the Liquidating Trustee, for the benefit of the Stockholders, in respect of Omnicom Shares on deposit under the Omnicom Indemnification Escrow Agreement will be distributed from time to time to the Stockholders, pro rata in accordance with their interests, in accordance with the Liquidating Trust Agreement.

3.  Escrows.

     (a) On the Distribution Date, (i) 10% of the Omnicom Shares paid to the Corporation pursuant to Section 2.1 of the Purchase Agreement (exclusive of the Contributed Stock) will be deposited with an escrow agent (the "Omnicom Indemnification Escrow Agent") on behalf of the Stockholders to secure certain general indemnification obligations of the Corporation to the Purchaser and (ii) a number of Omnicom Shares having an aggregate Market Value (as determined in accordance with the Purchase Agreement) of $1,700,000 multiplied by a fraction, the numerator of which is the number of shares of Class A and Class B Common Stock outstanding on the Closing Date and the denominator of which is the sum of the number of shares of Class A and Class B Common Stock and the number of EPUs and EARs outstanding on the Closing Date, will be deposited with the Omnicom Indemnification Escrow Agent on behalf of the Stockholders to secure certain special indemnification obligations of the Corporation to the Purchaser, all pursuant to an escrow agreement substantially in


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the  form  attached  hereto  as Annex II (the  "Omnicom  Indemnification  Escrow
Agreement"). From time to time, and upon termination of each such escrow, Omnicom Shares in such escrow shall be distributed to the Liquidating Trust, for the benefit of the Stockholders, in accordance with the Omnicom Indemnification Escrow Agreement. Cash and other taxable dividends on the Omnicom Shares held in such escrows shall be paid directly to the Liquidating Trustee, for the benefit of the Stockholders, in accordance with the Omnicom Indemnification Escrow Agreement.

     (b) On the Distribution Date, (i) 10% of the Omnicom Shares paid to Advertising pursuant to Section 2.1 of the Purchase Agreement (inclusive of the Contributed Stock) will be deposited with the Omnicom Indemnification Escrow Agent on behalf of the holders of EARs and EPUs (collectively, the "Rightsholders") to secure certain general indemnification obligations of the Corporation to the Purchaser and (ii) a number of Omnicom Shares having an aggregate Market Value (as determined in accordance with the Purchase Agreement) of $1,700,000 multiplied by a fraction, the numerator of which is the number of shares of EPUs and EARs outstanding on the Closing Date and the denominator of which is the sum of the number of shares of Class A and Class B Common Stock and the number of EPUs and EARs outstanding on the Closing Date, will be deposited with the Omnicom Indemnification Escrow Agent on behalf of the Rightsholders to secure certain special indemnification obligations of the Corporation to the Purchaser, all pursuant to the Omnicom Indemnification Escrow Agreement. From time to time,


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

and upon termination of each such escrow, Omnicom Shares in such escrow shall be distributed to the Liquidating Trust Escrow Agent (as defined below), for the benefit of the Rightsholders, in accordance with the Omnicom Indemnification Escrow Agreement. Cash and other taxable dividends on the Omnicom Shares held in such escrows shall be paid directly to the Liquidating Trust Escrow Agent, for the benefit of the Rightsholders, in accordance with the Omnicom Indemnification Escrow Agreement.

     (c) On the Distribution Date, 5% of the Omnicom Shares paid to Advertising pursuant to Section 2.1 of the Purchase Agreement (inclusive of the Contributed Stock) will be deposited with an escrow agent (the "Liquidating Trust Escrow Agent") on behalf of the Rightsholders to reimburse the Liquidating Trust for the Rightsholders' pro rata portion of any contingent or other liabilities of the Corporation which may arise in the future (such escrow, the "Liquidating Trust Escrow"), all pursuant to an escrow agreement substantially in the form attached hereto as Annex III (the "Liquidating Trust Escrow Agreement"). The Liquidating Trust Escrow Agent will also receive distributions of Omnicom Shares and dividends in respect thereof, for the benefit of the Rightsholders, pursuant to the Omnicom Indemnification Escrow Agreement. All Omnicom Shares received by the Liquidating Trust Escrow Agent at any time will be sold and the proceeds retained in the Liquidating Trust Escrow. From time to time, and upon termination of the Liquidating Trust Escrow Agreement, funds on deposit in the Liquidating Trust Escrow will be distributed to Rightsholders,



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

pro rata in accordance with their interests, in accordance with the Liquidating Trust Escrow Agreement. Income earned on funds on deposit in the Liquidating Trust Escrow and dividends paid to the Liquidating Trust Escrow Agent, for the benefit of the Rightsholders, in respect of Omnicom Shares on deposit under the Omnicom Indemnification Escrow Agreement will be distributed from time to time to the Rightsholders, pro rata in accordance with their interests, in accordance with the Liquidating Trust Escrow Agreement.

4. Liquidating Distribution to Stockholders.

     (a) As soon as practicable after the Liquidating Trust and the escrows described in the paragraph 3(a) have been established and funded (all of which is intended to occur on the Distribution Date), the Corporation shall make a distribution (the "Corporation Distribution") of the remaining Omnicom Shares paid to the Corporation pursuant to Section 2.1 of the Purchase Agreement (exclusive of the Contributed Stock) (the "Corporation Distribution Shares") directly to the Stockholders in accordance with subparagraph (b) hereof, provided that (i) all creditors of the Corporation (other than the liabilities assumed by TBWA pursuant to the Purchase Agreement and to the extent required under Section 281(b) of the Delaware General Corporation Law) shall first be paid in full for the amount of their claims, (ii) the proceeds of the sale of the Omnicom Shares deposited in the Liquidating Trust will remain in the Liquidating Trust pursuant to the terms of the Liquidating Trust Agreement,
(iii) the Omnicom Shares deposited, on behalf of the Stockholders, with the


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

Omnicom Indemnification Escrow Agent will remain with such escrow agent pursuant to the terms of the Omnicom Indemnification Escrow Agreement, (iv) no fractional Omnicom Shares will be distributed, but rather, cash will be distributed in an amount equal to the value of any such fractional shares on the date of such Corporation Distribution and (v) the value of an Omnicom Share will be calculated in accordance with the Purchase Agreement and the calculation of such value for purposes of calculation of the Purchase Price (as defined in the Purchase Agreement).

     (b) The distribution of the Corporation Distribution Shares shall be as follows:

          (i) The Corporation Distribution Shares shall be distributed to the holders of Class A and Class B Common Stock, pro rata in accordance with their respective holdings, with each share of Class A Common Stock and Class B Common Stock to be treated equally with respect to such distribution.

          (ii) Dividends paid or payable with respect to the Corporation Distribution Shares prior to the Corporation Distribution will be retained by the Corporation and used to satisfy expenses of the Corporation incurred in connection with the transactions contemplated by this Plan.

     The foregoing distributions in complete liquidation shall be in exchange solely for, and in complete redemption and cancellation of, and in payment for, all of the outstanding shares of Class A Common Stock and Class B Common Stock of the Corporation, and the Stockholders shall, if the Board of Directors so determines, surrender their certificates for such


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

shares for recording thereon receipt of distributions prior to the Corporation Distribution, and shall surrender such certificates for cancellation upon receipt of the Corporation Distribution herein authorized.

5.  Liquidating Distribution to Rightsholders.

     (a) As soon as practicable after the escrows described in the paragraphs 3(b) and 3(c) have been established and funded (all of which is intended to occur on the Distribution Date) and prior to the consummation of the transactions contemplated by the Advertising Stock Sale Agreement, the Corporation shall cause Advertising to make a distribution (the "Advertising Distribution") of the remaining Omnicom Shares paid to Advertising pursuant to
Section 2.1 of the Purchase Agreement (inclusive of the Contributed Stock) (the "Advertising Distribution Shares") directly to the Rightsholders in accordance with subparagraph (b) hereof, provided that (i) all creditors of the Corporation (other than the liabilities assumed by TBWA pursuant to the Purchase Agreement and to the extent required under Section 281(b) of the Delaware General Corporation Law) shall first be paid in full for the amount of their claims,
(ii) the Omnicom Shares deposited, on behalf of the Rightsholders, with the Omnicom Indemnification Escrow Agent and the Liquidating Trust Escrow Agent will remain with such escrow agents pursuant to the terms of the relevant escrow agreement, (iii) no fractional Omnicom Shares will be distributed, but rather, cash will be distributed in an amount equal to the value of any such fractional shares on the date of such Advertising Distribution


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


and (iv) the value of an Omnicom Share will be calculated in accordance with the Purchase Agreement and the calculation of such value for purposes of calculation of the Purchase Price (as defined in the Purchase Agreement).

     (b) The distribution of the Advertising Distribution Shares shall be as follows:

          (i) The Advertising Distribution Shares shall be distributed to the holders of EPUs and EARs, pro rata in accordance with their respective holdings, with each EPU and EAR to be treated equally with respect to such distribution.

          (ii) Dividends paid or payable with respect to the Advertising Distribution Shares prior to the Advertising Distribution will be retained by the [Corporation] and used to satisfy expenses of the [Corporation] incurred in connection with the transactions contemplated by this Plan.

     The foregoing distributions in complete liquidation shall be in exchange solely for, and in complete redemption and cancellation of, and in payment for, all of the outstanding EPUs and EARs of the Corporation[, and the Rightsholders shall, if the Board of Directors so determines, surrender their certificates for such rights for recording thereon receipt of distributions prior to the Advertising Distribution, and shall surrender such certificates for cancellation upon receipt of the Advertising Distribution herein authorized.]

6.  Sale of Stock of Advertising.

     As soon as practicable after the consummation of the distributions contemplated by Sections 4 and 5 hereof, the Corporation shall


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sell all of the common stock, par value $.01 per share, of Advertising owned by the Corporation to Adelaide Horton pursuant to a Stock Purchase Agreement in substantially the form attached hereto as Annex IV (the "Advertising Stock Sale Agreement"); provided, that pursuant to the Advertising Stock Sale Agreement, the Corporation shall indemnify the Purchaser thereunder and Advertising for any Losses (as defined in the Purchase Agreement) arising out of or in connection with any Retained Advertising Liabilities (as defined in the Purchase Agreement).

7.  Termination of Profit Sharing Plan.

     The Corporation shall effect the termination of the Chiat/Day Profit Sharing Plan and 401(k) Plan (the "Profit Sharing Plan") as of the Closing Date under the Purchase Agreement and thereupon the trustees of the Profit Sharing Plan shall distribute the assets of the Profit Sharing Plan to the beneficiaries thereof in accordance with such plan.

8.  Dissolution and Complete Liquidation.

     The officers and the Board of Directors of the Corporation shall proceed with the voluntary dissolution and complete liquidation of the Corporation in accordance with the laws of the State of Delaware as promptly as practicable after the adoption of this Plan and the occurrence of the Closing Date under the Purchase Agreement.

9.  Authorization to Execute and File Documents.

     The officers of the Corporation are authorized, empowered and directed to execute and file all documents which they deem necessary or advisable to carry out the purposes and


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intentions of this Plan, including a Certificate of Dissolution under the laws of the State of Delaware, and information returns with federal, state and local tax officials as may be required by the applicable regulations.

10.  Authorization of Necessary Acts.

     The officers and directors of the Corporation are authorized, empowered and directed to do any and all other things in the name and on behalf of the Corporation which each of them may deem necessary or advisable in order to carry out the purposes and intentions of this Plan. They shall be held harmless by the Corporation for any action under this Plan taken in good faith, and any expense or liability so incurred by them shall be that of the Corporation.


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                                    ANNEX I

                          LIQUIDATING TRUST AGREEMENT



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                                    ANNEX II

                    OMNICOM INDEMNIFICATION ESCROW AGREEMENT




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                                   ANNEX III

                       LIQUIDATING TRUST ESCROW AGREEMENT




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                                    ANNEX IV

                        ADVERTISING STOCK SALE AGREEMENT




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